THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

AUDIOSTOCKS, INC.

FIRST AMENDED
CONVERTIBLE PROMISSORY NOTE

Principal Amount: $25,000	Issuance Date: July 1, 2008

Interest Rate: 10%	Maturity Date: December 31, 2008

WHEREAS, on or about July 1, 2007, The Sonkei Trust (the “Noteholder”) purchased an existing note issued by AudioStocks, Inc., a Delaware corporation (the “Company”) to a third party noteholder.

WHEREAS, on or about July 1, 2007 and in connection with such note purchase, the Company re-issued issued a $25,000 Convertible Promissory Note (the “Original Note”) to the Noteholder.

WHEREAS, the Company and the Noteholder wish to amend and restate the terms of the Original Note as more further described herein.

NOW, THEREFORE, in consideration of $100, receipt of which is hereby acknowledged, the Company and the Noteholder hereby amend and restate the Original Note, in its entirety, as follows.

The Company hereby promises to pay to the order of the Noteholder, at such place as Noteholder may from time to time designate, in lawful money of the United States of America, TWENTY FIVE THOUSAND DOLLARS ($25,000) due and payable on December 31, 2008. The Principal Amount of this Note and any accrued interest is convertible, at the sole and absolute discretion of the Holder, into Common Stock as provided in Article II below. Repayment of this Note is unconditionally guaranteed by the Borrower and shall be secured by all of the assets of the Borrower and the Borrower hereby provides the Holder express consent to file a UCC-1 Financing Statement for the purpose of securing such interest.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day.  As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks of the United States of America are authorized or required by law or executive order to remain closed.

ARTICLE I

GENERAL PROVISIONS

1.1           Payment Grace Period.  The Borrower shall have a five (5) day grace period to pay any monetary amounts due under this Note, after which grace period and during the pendency of any other Event of Default (as defined below) a default interest rate of the lesser of fifteen percent (15%) and the maximum applicable legal rate per annum shall apply to the amounts owed hereunder.

           1.2           Interest.  Beginning on the issuance date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to ten percent (10%), payable at the end of the term of the Note at the option of the Holder in (i) cash, or (ii) in registered shares of the Borrower’s common stock, par value $0.001 per share (the “Common Stock”). If Holder elects to receive interest in Common Stock, the price of the Common Stock shall be determined in accordance with Section 2 below. Interest shall be computed on the basis of a 360-day year of twelve (12) thirty (30) day months and shall accrue commencing on the Issuance Date.  Furthermore, upon the occurrence of an Event of Default (as defined in Article 3 below), then to the extent permitted by law, the Borrower will pay interest to the Holder, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of fifteen percent (15%) and the maximum applicable legal rate per annum.

1.3           Conversion Privileges.  The Conversion Privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default.  The Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof; provided, that if an Event of Default has occurred, the Holder may extend the Maturity Date up to an amount of time equal to the pendency of the Event of Default.  Such extension must be on notice in writing.

ARTICLE II

CONVERSION RIGHTS

The Holder shall have the right to convert the principal and any interest due under this Note into Shares of the Borrower's Common Stock as set forth below.

2.1.           Conversion into the Borrower's Common Stock.

(a)           The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the Borrower of a completed “Notice of Conversion”, attached hereto as Exhibit A, Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing.  At the election of the Holder, the Borrower will deliver accrued but unpaid interest on the Note, if any, through the Conversion Date directly to the Holder on or before the Delivery Date.  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note to be converted by the Conversion Price.

(b) Subject to adjustment as provided in Section 2 hereof, the Conversion Price per share shall be $0.15 per share.

(c)            The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:
(i).           Merger, Sale of Assets, etc.  If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance.  The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

(ii)           Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

(iii)           Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event..

(iv)           Ratchet Clause Provision.   So long as this Note is outstanding, if the Borrower shall issue or agree to issue any shares of Common Stock for a consideration less than the Conversion Price in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced to match such other lower issue price.  For purposes of this adjustment, the issuance of any security carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price.  The reduction of the Conversion Price described in this paragraph is in addition to other rights of the Holder described in this Note.

(e)           Whenever the Conversion Price is adjusted pursuant to Section 2.1 above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

(f)           During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock issuable upon the full conversion of this Note.  Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.2.                   Optional Redemption of Principal Amount.     Provided an Event of Default or an event which with the passage of time or the giving of notice could become an Event of Default has not occurred, whether or not such Event of Default has been cured, the Borrower will have the option of prepaying the outstanding Principal amount of this Note ("Optional Redemption"), in whole or in part, by paying to the Holder a sum of money equal to the product obtained by multiplying: (i) 120% and; (ii) the sum of (a) the outstanding principal, (ii) the unpaid interest, and (iii) any default and penalty payments due (the "Redemption Amount").  Borrower’s election to exercise its right to prepay must be by notice in writing (“Notice of Redemption”).  Upon a Notice of Redemption, Investor at its option may convert all or a portion of its outstanding debentures held within ten days of notice by Company. The Notice of Redemption shall specify the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be thirty (30) business days after the date of the Notice of Redemption (the "Redemption Period"). A Notice of Redemption shall not be effective with respect to any portion of the Principal Amount for which the Holder has a pending election to convert, or for conversions initiated or made by the Holder during the Redemption Period.   On the Redemption Payment Date, the Redemption Amount, less any portion of the Redemption Amount against which the Holder has exercised its conversion rights, shall be paid in United States Dollars to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then (i) such Notice of Redemption will be null and void, (ii) Borrower will have no right to deliver another Notice of Redemption, and (iii) Borrower’s failure may be deemed by Holder to be a non-curable Event of Default.  A Redemption Notice may be given only at a time a registration statement covering all of the shares issuable upon conversion of all amounts convertible under this Note (“Registration Statement”) is effective.  A Notice of Redemption may not be given nor may the Borrower effectuate a Redemption without the consent of the Holder, if at any time during the Redemption Period an Event of Default or an Event which with the passage of time or giving of notice could become an Event of Default (whether or not such Event of Default has been cured), has occurred or the Registration Statement is not effective each day during the Redemption Period.

2.3.                   Method of Conversion.     This Note may be converted by the Holder in whole or in part as described in Section 2 hereof.  Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

2.4.                   Maximum Conversion.  The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date.  For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by the Holder may exceed 4.99%.  The Holder shall have the authority and obligation to determine whether the restriction contained in this Section 2.3 will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the Holder.  The Holder may waive the conversion limitation described in this Section 2.3, in whole or in part, upon and effective after 61 days prior written notice to the Borrower to increase such percentage to up to 9.99%.  The Holder may allocate which of the equity of the Borrower deemed beneficially owned by the Holder shall be included in the 4.99% amount or up to 9.99% amount as described above.

ARTICLE III

EVENT OF DEFAULT

Upon an Event of Default (as defined herein), Holder shall, at its option, require all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand (the “Default Demand”), without presentment, or grace period. The amount due Borrower upon an Event of Default (the “Default Payment”) shall be the product of: (i) 1.50; and (ii) the sum of any outstanding principal, unpaid interest and any default or penalty payments due. Borrower may, at its sole option, elect to receive the Default Payment in Common Stock (the “Default Stock Payment”). The number of Common Shares due to Borrower pursuant to a Default Stock Payment shall be calculated using a per share price of Common Stock based upon the lesser of: (i) $0.01; or (ii) the average of the three (3) lowest Closing Prices within the twenty (20) trading days previous to a Default Demand. The occurrence of any of the following shall be considered an event of default ("Event of Default").

3.1         Failure to Pay Principal or Interest.  The Borrower fails to pay any installment of Principal Amount, interest or other sum due under this Note when due and such failure continues for a period of ten (10) business days after the due date.

3.2         Failure to Convert. The Borrower provides notice to the Holder, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock.

3.3         Breach of Covenant.  The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

3.4         Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made herein, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made and as of each Closing Date.

3.6         Receiver or Trustee.  The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

3.7         Judgments.  Any money judgment, writ or similar final process shall be entered or filed against Borrower or any Subsidiary of Borrower or any of their property or other assets for more than One Hundred Thousand Dollars ($100,000), and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

3.8         Non-Payment.   The Borrower shall have received a notice of default, which remains uncured for a period of more than twenty (20) days, on the payment of any one or more debts or obligations aggregating in excess of One Hundred Thousand Dollars (US $100,000.00) beyond any applicable grace period.

3.9         Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower and if instituted against them are not dismissed within forty-five (45) days of initiation.

3.10                   Delisting.   Once listed, the delisting of the Common Stock from any Principal Market; failure to comply with the requirements for continued listing on a Principal Market for a period of seven consecutive trading days; or notification from a Principal Market that the Borrower is not in compliance with the conditions for such continued listing on such Principal Market.

3.11                   Stop Trade.  An SEC or judicial stop trade order or Principal Market trading suspension with respect to Borrower’s Common Stock that lasts for five or more consecutive trading days.

3.12                   Failure to Deliver Common Stock or Replacement Note.  Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, and, if requested by Borrower, a replacement Note.

3.13                   Failure to Remove Restrictive Legend. The failure of the Maker to instruct its transfer agent to remove any legends from shares of Common Stock eligible to be sold under Rule 144 of the Securities Act and issue such un-legended certificates to the Holder within three (3) business days of the Holder’s request so long as the Holder has provided reasonable assurances to the Borrower that such shares of Common Stock can be sold pursuant to Rule 144.

3.14                   Reverse Splits.   The Borrower effectuates a reverse split of its Common Stock without twenty days prior written notice to the Holder.

3.15                   Cross Default.  A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period.

ARTICLE IV

INDEMNIFICATION

4.1        General Indemnity.  The Borrower agrees to indemnify the Holder and hold them harmless against any losses, claims, damages or liabilities incurred by the Holder, in connection with, or relating in any manner, directly or indirectly, to the Holder in connection with the Note, unless it is determined by a court of competent jurisdiction that such losses, claims, damages or liabilities arose out of the Holder’ gross negligence, willful misconduct, dishonesty or fraud. Additionally, the Borrower agrees to reimburse the Holder immediately for any and all expenses, including, without limitation, attorney fees, incurred by the Holder in connection with investigating, preparing to defend or defending, or otherwise being involved in, any lawsuits, claims or other proceedings arising out of or in connection with or relating in any manner, directly or indirectly, from the Note (as defendant, nonparty, or in any other capacity other than as a plaintiff, including, without limitation, as a party in an interpleader action).  The Borrower further agrees that the indemnification and reimbursement commitments set forth in this paragraph shall extend to any controlling person, strategic alliance, partner, member, shareholders, director, officer, employee, agent or subcontractor of the Holder and their heirs, legal representatives, successors and assigns. The provisions set forth in this Section shall survive any termination of this Note.

ARTICLE V

MISCELLANEOUS

5.1        Failure or Indulgence Not Waiver.  No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2        Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

(i) if to the Borrower to:

Audiostocks, Inc.
2038 Corte del Nogal, Suite 110
Carlsbad, California 92011
(760) 804-8845 (fax)

and (ii) if to the Holder, to:

The Sonkei Trust
381 Casa Linda Place, #408
Dallas, Texas 75218

5.3        Amendment Provision.  The term "Note" or “Agreement” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4        Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.  This Note, and all of the terms and conditions described herein, is assignable and may be transferred sold, or pledged, hypothecated or otherwise granted as security by the Holder. The Borrower may not assign any of its obligations under this Note without the consent of the Holder.

5.5        Cost of Collection.  If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

5.6        Governing Law.  The subject matter of this Note shall be governed by and construed in accordance with the laws of the State of California (without reference to its choice of law principles) as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California, and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.  EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN NORTH COUNTY OF SAN DIEGO, CALIFORNIA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS NOTE, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM. AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

5.7        Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.8        Shareholder Status.  The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note.  However, the Holder will have all the rights of a shareholder of the Borrower with respect to the shares of Common Stock to be received by Holder after delivery by the Holder of a Conversion Notice to the Borrower.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 1st day of July, 2008.

AUDIOSTOCKS, INC.

                                /s/ Luis J. Leung
________________________________
By:           Luis J. Leung
Its:           Chief Executive Officer

WITNESS:

______________________________________

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by Audiostocks, Inc. on ____________, 200__ into Shares of Common Stock of Audiostocks, Inc. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:____________________________________________________________________

Conversion Price:______________________________________________________________________

Shares To Be Delivered:_________________________________________________________________

Signature:____________________________________________________________________________

Print Name:__________________________________________________________________________

Address:_____________________________________________________________________________

   ____________________________________________________________________________